For the fiscal period ended 6/30/04
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ? SP Goldman
Sachs Small Cap Value Portfolio

1.   Name of Issuer:
	Westar Energy Inc.

2.   Date of Purchase
	02/04/04

3.   Number of Securities Purchased
	11,205

4.   Dollar Amount of Purchase
	$231,383.25

5.   Price Per Unit
	$20.65

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Citigroup

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Lehman Brothers
Wachovia Securities
JP Morgan
Credit Suisse First Bank
BNY Capital Markets
Deutsche Bank Securities
A.G. Edwards
Edward D. Jones & Co.